UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 31, 2015
Date of earliest event reported: June 12, 2015

Hydrocarb Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 375, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 970-1590
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Christine P. Spencer Employment Agreement

Effective June 12, 2015, Hydrocarb Energy Corporation (“we”, “us” and the “Company”) entered into an employment agreement with Christine P. Spencer, pursuant to which Ms. Spencer agreed to serve as the Chief Accounting Officer of the Company at a salary of $160,000 per year. The agreement has a term of one year, provided that the agreement automatically extends for additional one year periods unless either party provides the other written notice of their intent not to renew the agreement at least 60 days prior to the date of any applicable automatic extension. In the event the Company terminates the agreement without cause or Ms. Spencer terminates the agreement for good reason, Ms. Spencer is due salary and insurance benefits for a period of 12 months from the termination date. “Cause” includes a conviction for a felony or a crime involving moral turpitude or a plea of guilty or an entry of no lo contender in connection with a charge of such crime; the theft or embezzlement, or attempted theft or embezzlement of money or property of the Company; the perpetration or attempted perpetration of fraud, or the participation in connection therewith, on the Company; the unauthorized appropriation of any tangible or intangible material asset or property of the Company; dishonesty with respect to any matter concerning the Company; or the substantial and repeated failure to perform under the employment agreement. “Good reason” means our material breach of the agreement; any action by us which results in the material diminishment of Ms. Spencer’s job functions or responsibilities; any attempt by us to cause Ms. Spencer to relocate as a requirement of continued employment; or any reduction in salary or benefits (unless such reduction in benefits is applicable generally to all employees).

SMDRE Note

On December 4, 2013, Hydrocarb Corporation, a Nevada corporation (“HCN”) sold 619,960 shares of restricted common stock of the Company in consideration for a $1,859,879 non-interest bearing note from SMDRE LLC (“SMDRE”), of which Michael Watts, the brother of our Chief Executive Officer, Kent P. Watts, holds a 49% interest. We acquired this note upon our acquisition of HCN on December 9, 2013. The 619,960 shares of our common stock were previously issued by us to HCN to settle liabilities related to a consulting services agreement which was in place between us and HCN. The note was due upon the occurrence of any of the following conditions: (1) upon the sale of all or part of the shares by the owner of the shares to a third party; (2) within sixty days of the six month anniversary of the December 4, 2013 stock sale or within sixty days from the date that the shares become unrestricted (whichever occurred first); or (3) within 90 days of the date our common stock is listed on a major stock exchange and trades at a share price above $6.00 per share.

This note receivable was extended on August 4, 2014, for an extension fee of $50,000, payable in the future, with $750,000 due to be repaid by December 31, 2014, with the remaining balance to be repaid by March 31, 2015.

On April 27, 2015, the Board of Directors agreed to offer SMDRE the option, for 90 days, for the SMDRE note to be paid in full for a 67% discount (i.e., the offer to be paid $619,898 immediately) (the “Pre-Payment Option”).   Between April 27, 2015 and July 9, 2015 the Company received payments on the SMDRE LLC note in the amount of $531,000.  The balance of the discounted note of $88,898 has been extended for another 60 days.

Duma Holdings Note

On July 16, 2015, pursuant to a Note Subscription Agreement, we sold a $350,000 Convertible Secured Promissory Note (with a $7,000 original issuance discount) to Duma Holdings, LLC (“Duma Holding” and the “Duma Holdings Note”), of which Chris Herndon, a member of our Board of Directors, owns a 20% interest.  The Duma Holdings Note (along with any unpaid interest thereon) is convertible at any time, provided the note is converted in full, into (a) 1.75 units (“Units”), each consisting of 25,000 shares of common stock of the Company and $100,000 in face amount of Convertible Subordinated Promissory Notes in the form currently offered by the Company in its ongoing private offering of Units as previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 19, 2015 (which allow the holder thereof the right to convert such notes into common stock at a conversion price of $4 per share, and convert into shares of our to-be designated and approved Series B Convertible Preferred Stock upon designation thereof by the Company, subject to approval of such Series B Convertible Preferred Stock by stockholders at the annual meeting); and (b) 350,000 shares of common stock (393,750 shares of common stock in aggregate when combined with the shares which form part of the Units). The Duma Holdings Note is due and payable by us on November 30, 2015. The Duma Holdings Note accrues interest at the rate of 15% per annum, payable beginning on October 31, 2015, and quarterly thereafter through maturity. The Duma Holdings Note can only be repaid with the prior written approval of Duma Holdings.  The Duma Holdings Note contains usual and customary events of default, representations and warranties.  The payment of the principal and accrued interest due under the Duma Holdings Note is personally guaranteed by Kent P. Watts, our Chief Executive Officer and Michael Watts, his brother, pursuant to separate guaranty agreements (the “Guarantee Agreements”), and secured by a first priority security interest on certain real estate owned by Kent P. Watts pursuant to a Deed of Trust, Assignment of Rents and Security Agreement.

* * * *

The summary of Ms. Spencer’s employment agreement, the Note Subscription Agreement, the Duma Holdings Note and the Guaranty Agreements above is qualified in all respects by the actual terms, conditions and provisions of Ms. Spencer’s employment agreement, the Note Subscription Agreement, the Duma Holdings Note and the Guaranty Agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and, 10.6, respectively, and the terms of which are incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Duma Holdings Note described above in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01, on July 16, 2015, we sold the Duma Holdings Note to Duma Holdings, which as described above, is convertible into (a) 1.75 units (“Units”); and (b) 350,000 shares of common stock.

We believe that the issuance of the securities described above was exempt from registration pursuant to (a) Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and/or (b) Rule 506 of the Securities Act, and the regulations promulgated thereunder. With respect to the transactions described above, no general solicitation was made either by us or by any person acting on our behalf. The transaction was privately negotiated, and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. All recipients (a) were “accredited investors” and/or (b) either received adequate information about us or had access, through employment or other relationships, to such information, to make an informed investment decision regarding the securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures regarding the Company’s entry into the employment agreement with Christine P. Spencer described above in Item 1.01 is incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Employment Agreement with Christine P. Spencer effective June 12, 2015
10.2*	Note Subscription Agreement dated July 16, 2015 with Duma Holdings, LLC
10.3*	$350,000 Convertible Secured Promissory Note dated July 16, 2015 issued by Hydrocarb Energy Corporation to Duma Holdings, LLC
10.4*	Guaranty of Kent P. Watts (July 16, 2015)
10.5*	Guaranty of Michael Watts (July 16, 2015)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 31, 2015	Hydrocarb Energy Corporation

/s/ Kent P. Watts
Kent P. Watts

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Employment Agreement with Christine P. Spencer effective June 12, 2015
10.2*	Note Subscription Agreement dated July 16, 2015 with Duma Holdings, LLC
10.3*	$350,000 Convertible Secured Promissory Note dated July 16, 2015 issued by Hydrocarb Energy Corporation to Duma Holdings, LLC
10.4*	Guaranty of Kent P. Watts (July 16, 2015)
10.5*	Guaranty of Michael Watts (July 16, 2015)

* Filed herewith.